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                                                                    Exhibit 8(a)



                                       October 7, 2004

Citigroup Global Markets Holdings Inc.
CGMH Capital II
CGMH Capital III
CGMH Capital IV
c/o Citigroup Global Markets Holdings Inc.
388 Greenwich Street
New York, New York  10013


Ladies and Gentlemen:

                  We have acted as special tax counsel to Citigroup Global Markets Holdings Inc., a New York corporation (the "Company"), and CGMH Capital II, CGMH Capital III and CGMH Capital IV (each, an "CGMH Trust" and together, the "CGMH Trusts"), each a statutory trust formed under the laws of the State of Delaware in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), for the purpose of registering, among other things, (i) preferred securities (the "Trust Preferred Securities") of each of the CGMH Trusts, (ii) junior subordinated debt securities (the "Junior Subordinated Debt Securities") issued in connection with the offering of the Trust Preferred Securities of each of the CGMH Trusts and (iii) guarantees by the Company of certain payments on the Trust Preferred Securities of each of the CGMH Trusts (the "Guarantees").

                  The Trust Preferred Securities will be issued under an Amended and Restated Declaration of Trust of each CGMH Trust (each, a "Declaration" and together, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of the Junior Subordinated Debt Securities to be held by the property trustee described below, JPMorgan Chase Bank, as indenture trustee (the "Trust Preferred Trustee"), Chase Manhattan Bank USA, National Association, as property trustee (the "Property Trustee"), and Scott Freidenrich, Cliff Verron and Geoffrey S. Richards, as regular trustees (together, the "Regular Trustees"). The Junior Subordinated Debt Securities of the Company will be issued pursuant to an indenture between the Company and the Trust Preferred Trustee. The Guarantees will be issued by the Company under one or more guarantee agreements (each, a "Guarantee Agreement") between the Company and the Trust Preferred Trustee, for the benefit of the holders of the Trust Preferred Securities.

                  In rendering the opinion expressed below, we have, without independent investigation, assumed that:

                  (i) the Indenture will be duly executed and delivered by the parties thereto substantially in the form of Exhibit 4(oo) to the Registration Statement,


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                  (ii)  a resolution of the Board of Directors of the Company, including any authorized committee thereof, or a supplemental indenture, in either case relating to the Junior Subordinated Debt Securities with respect to each CGMH Trust and supplementing the Indenture, will be duly executed and delivered by the parties thereto,

                  (iii) the Junior Subordinated Debt Securities with respect to each CGMH Trust to be issued by the Company under the Indenture as so modified will be duly executed and delivered by the parties thereto substantially in the form of Exhibit 4(uu) to the Registration Statement,

                  (iv) the Declaration of each CGMH Trust will be duly executed and delivered by the parties thereto substantially in the form of Exhibits 4(ll), 4(mm) and 4(nn), respectively, of the Registration Statement,

                  (v) the Trust Preferred Securities of each CGMH Trust will be executed and issued in accordance with the Declaration of such CGMH Trust and substantially in the form of Exhibit 4(pp) to the Registration Statement,

                  (vi) the Guarantee with respect to the Trust Preferred Securities of each CGMH Trust will be duly executed and delivered substantively in the form of Exhibits 4(rr), 4(ss) and 4(tt), respectively, to the Registration Statement,

                  (vii) the transactions relating to the issuance of the Trust
                        Preferred Securities of each CGMH Trust have taken place as described in the Registration Statement and

                  (viii) each CGMH Trust is a United States person as that term is defined by Section 7701(a)(30)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

                  In addition, we have assumed that the respective parties to such documents and all persons having obligations thereunder will act in all respects at all relevant times in conformity with the requirements and provisions of such documents. We have also made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

                  We hereby confirm that we are of the opinion that the statements set forth under the heading "Certain United States Federal Income Tax Considerations" in the prospectus for the Trust Preferred Securities contained in the Registration Statement (the "Prospectus"), insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Trust Preferred Securities.

                  We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8(a) to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


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                  The foregoing opinion is based on the Code and applicable
regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America, and we undertake no responsibility to update or supplement our opinion.



                                                 Very truly yours,



                                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                                              By  /s/Erika W. Nijenhuis
                                                 -------------------------------
                                              Erika W. Nijenhuis, a Partner





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